EX-99.906CERT


                                  certification

         Anthony Ghoston, President, and
Thomas Napurano, Chief Financial Officer of AmeriPrime Advisors Trust (the "Registrant"), each certify to the best of his or her knowledge that:

         1. The Registrant's periodic report on Form N-CSR for the period ended 06/30/2004 (the "Form N-CSR") fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President                                 Chief Financial Officer
AmeriPrime AdvisorsTrust                  AmeriPrime Advisors Trust



/s/ Anthony Ghoston                          /s/Thomas Napurano
------------------                           ------------------
Anthony Ghoston                              Thomas Napurano
Date: 9/8/2004                                  Date:9/8/2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to AmeriPrime Advisors Trust and will be retained by AmeriPrime Advisors Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.